JOINT FILERS’ SIGNATURES

SEG PARTNERS L.P.
By: SEG Partners Holdings, LLC, its general partner

By: /s/ George S. Loening		Date: October 12, 2018
Name:	George S. Loening
Title:	Authorized Person

SEG PARTNERS II, L.P.
By: SEG Partners II Holdings, LLC, its general partner

By: /s/ George S. Loening		Date: October 12, 2018
Name:	George S. Loening
Title:	Authorized Person

SEG PARTNERS OFFSHORE MASTER FUND, LTD.

By: /s/ George S. Loening		Date: October 12, 2018
Name:	George S. Loening
Title:	Authorized Person

GEORGE S. LOENING

By: /s/ George S. Loening		Date: October 12, 2018